EXHIBIT 99.5

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

Stockholders and Board of Directors
Alberta Investments, Inc.
Carrollton, Texas

We have reviewed the accompanying consolidated balance sheets of Alberta Investments, Inc. and its subsidiaries as of March 31, 2006 and 2005, and the related consolidated statements of operations, retained earnings, and cash flows for the three months then ended, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Alberta Investments, Inc.

A review of interim financial information consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Perryman, Chaney & Associates, L.L.P.

June 22, 2006

ALBERTA INVESTMENTS, INC.

Consolidated Balance Sheets
March 31, 2006 and 2005

	2006	2005
	(Unaudited)

ASSETS
Current assets:
Cash	$710,484	$2,437,477
Accounts receivable, net	20,898,787	19,424,761
Inventories	3,581,388	3,263,943
Deferred income taxes	523,645	541,865
Prepaid expenses	1,242,413	1,143,955

Total current assets	26,956,717	26,812,001
Property, plant and equipment, net	55,285,936	53,958,011
Intangible and other assets, net	6,206,270	6,206,270

	$88,448,923	$86,976,282

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank indebtedness	$888,671	$2,200,000
Accounts payable	9,491,992	9,383,691
Accrued liabilities	2,455,816	2,497,123
Income taxes payable	1,495,349	684,897
Current portion of long-term debt	3,711,655	6,358,931

Total current liabilities	18,043,483	21,124,642

Non-current liabilities:
Deferred revenue	787,166	—
Long-term debt	9,092,323	14,040,483
Deferred income taxes	11,767,550	12,308,309

	21,647,039	26,348,792

Stockholders’ equity:
Capital stock	1,450,842	1,450,842
Retained earnings	47,307,559	38,052,006

Total stockholders’ equity	48,758,401	39,502,848

	$88,448,923	$86,976,282

See accountant’s review report.
The accompanying notes are an integral part of the consolidated financial statements.

ALBERTA INVESTMENTS, INC.

Consolidated Statements of Operations
For the Three Months Ended March 31, 2006 and 2005

	2006	2005
	(Unaudited)

Net sales	$47,554,620	$37,078,807
Cost of sales	28,610,719	22,237,170

Gross margin	18,943,901	14,841,637
Other income	240,812	148,970

	19,184,713	14,990,607

Expenses:
Direct operating	11,107,596	9,970,958
Administration	1,350,056	1,126,054
Depreciation and depletion	2,153,448	2,015,835
Interest	214,425	161,410

	14,825,525	13,274,257

Income from operations before management fees and income taxes	4,359,188	1,716,350
Management fees	165,000	160,000
Provision for income taxes	1,322,017	542,340

Net income	$2,872,171	$1,014,010

See accountant’s review report.
The accompanying notes are an integral part of the consolidated financial statements.

ALBERTA INVESTMENTS, INC.

Consolidated Statements of Retained Earnings
For the Three Months Ended March 31, 2006 and 2005

	2006	2005
	(Unaudited)

Balance, January 1	$44,435,388	$37,037,996
Net income for the period	2,872,171	1,014,010

Balance, March 31	$47,307,559	$38,052,006

See accountant’s review report.
The accompanying notes are an integral part of the consolidated financial statements.

ALBERTA INVESTMENTS, INC.

Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2006 and 2005

	2006	2005
	(Unaudited)

Cash flows from operating activities:
Net income	$2,872,171	$1,014,010
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and depletion	2,153,448	2,015,835
Amortization of aggregate royalties	49,627	(6,704)
Gain on sale of property and equipment	(18,317)	(58,357)
Decrease in deferred income taxes	(105,121)	—

Subtotal	4,951,808	2,964,784
Increase in receivables	(4,432,963)	(6,196,822)
Increase in inventories	(182,933)	(495,401)
Increase in prepaid expenses and other assets	(790,986)	(767,577)
Increase in accounts payable and accrued liabilities	1,267,748	3,160,282
Decrease in deferred revenue	(42,000)	—
Decrease in income taxes payable	(711,250)	618,779

Net cash provided by (used in) operating activities	59,424	(715,955)

Cash flows from investing activities:
Proceeds from sale of property and equipment	40,691	375,366
Purchases of property and equipment	(5,064,195)	(6,216,691)

Net cash used in investing activities	(5,023,504)	(5,841,325)

Cash flows from financing activities:
Payment of long-term debt	(1,136,000)	(1,249,030)
Increase in bank indebtedness	888,671	2,200,000
Additions to long term debt	—	5,544,486

Net cash provided by (used in) financing activities	(247,329)	6,495,456

Decrease in cash	(5,211,409)	(61,824)
Cash, beginning of period	5,921,893	2,499,301

Cash, end of period	$710,484	$2,437,477

See accountant’s review report.
The accompanying notes are an integral part of the consolidated financial statements.

ALBERTA INVESTMENTS, INC.

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 1 — Summary of Significant Accounting Policies

Organization

The consolidated financial statements include the accounts of Alberta Investments, Inc., its wholly owned subsidiaries, Redi-Mix, L.P. and Ingram Enterprises, L.P., and an affiliate of Alberta Investment, Inc., Alliance Haulers, Inc., which is economically dependent on Redi-Mix, L.P. Alberta Investments, Inc. is a direct subsidiary of Wild Rose Holdings Ltd. and an indirect subsidiary of Atlas Concrete, Inc. All material intercompany accounts and transactions have been eliminated.

The Company operates 30 concrete plants and two sand and gravel plants in Texas. Redi-Mix, L.P. has its main office in Carrollton and operates two plants in Dallas, three plants in Fort Worth and eight plants in the area north of the Dallas/Fort Worth Metroplex. Ingram Enterprises, L.P. has its main office in Brownwood and operates 17 concrete plants and two sand and gravel plants in West Texas. Alliance Haulers, Inc. hauls cement, sand and gravel to Redi-Mix, L.P. and to outside customers.

Estimates

Management has used estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Depreciation and amortization policy

Property, plant and equipment are stated at cost and depreciated over the estimated useful lives of the assets, ranging from three to 39 years, using straight-line, declining balance and accelerated methods. Maintenance and repairs of these assets are charged against earnings when incurred. Depletion of sand and gravel reserves is recorded substantially on the units-of-production method.

Cash and cash equivalents

For purposes of the statement of cash flows, cash includes time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less.

The Company paid interest of $214,425 during the three months ended March 31, 2006 and $161,410 during the three months ended March 31, 2005. The Company paid income taxes of $2,138,387 during the three months ended March 31, 2006 and $24,560 during the three months ended March 31, 2005.

Note 2 — Accounts Receivable

Accounts receivable consist of the following at March 31:

	2006	2005

Trade accounts receivable	$20,911,978	$19,519,837
Due from others	267,404	129,819
Less allowance for doubtful accounts	(280,595)	(224,895)

	$20,898,787	$19,424,761

See accountant’s review report.

ALBERTA INVESTMENTS, INC.

Notes to Consolidated Financial Statements — (Continued)

Note 3 — Inventories

Inventories are stated at the lower of cost or market, cost being determined on a first-in, first-out basis, and consist of the following at March 31:

	2006	2005

Cement	$254,026	$231,257
Aggregates	2,217,192	2,011,528
Additives and parts	740,146	662,482
Fuel and other	370,024	358,676

	$3,581,388	$3,263,943

Note 4 — Property, Plant and Equipment

Items of property, plant and equipment are stated at cost and consist of the following at March 31:

	2006	2005

Land	$7,135,267	$6,733,241
Plant equipment	28,956,628	26,876,376
Mobile equipment	65,899,979	62,266,457
Office buildings and equipment	6,303,704	6,175,165
Sand and gravel reserves	2,599,518	2,772,895

	110,895,096	104,824,134
Less accumulated depreciation	55,609,160	50,866,123

	$55,285,936	$53,958,011

Note 5 — Intangible and Other Assets

Intangible and other assets consist of the following at March 31:

	2006	2005

Goodwill	$7,396,613	$7,396,613
Less accumulated amortization	1,211,743	1,211,743

	6,184,870	6,184,870
Other assets	21,400	21,400

	$6,206,270	$6,206,270

The Company must perform tests at least once a year to determine whether the value of its goodwill has declined and, if so, the amount of the adjustment required to state goodwill at its current value. The Company’s test of the value of its goodwill has not resulted in amortization since December 31, 2001, when current financial accounting standards relating to accounting for goodwill were set.

See accountant’s review report.

ALBERTA INVESTMENTS, INC.

Notes to Consolidated Financial Statements — (Continued)

Note 6 — Long-term Debt

Long-term debt consists of the following at March 31:

	2006	2005

Various purchase money mortgages, collateralized by equipment, payable in monthly installments of $419,646, including interest, at 3.97% to 6.67% and maturing in 2006 through 2009, some of which require maintenance of certain financial ratios	$12,803,978	$20,399,414
Less current portion	3,711,655	6,358,931

	$9,092,323	$14,040,483

Future maturities of long-term debt for the four years ended March 31 are as follows:

2007	$3,711,655
2008	4,250,773
2009	4,817,511
2010	24,039

The Company has a $6,000,000 line of credit, which accrues interest at the lender’s prime rate minus 0.75%. The note matures May 4, 2007. There were outstanding borrowings of $500,000 as of March 31, 2006 and $2,200,000 as of March 31, 2005. Borrowings under the line of credit are collateralized by accounts receivable and inventory. The line of credit requires maintenance of certain financial ratios and restricts the amount of dividends that can be paid.

The Company also has letters of credit with two banks totaling $1,412,000 for the deductible on insurance claims.

Note 7 — Deferred Revenue

Deferred revenue consists of government grant proceeds received during 2005 which will be earned over future periods. The first grant of $859,166 was awarded by the state of Texas for the replacement of existing mobile equipment with qualified emissions-reducing mobile equipment. The grant proceeds were advanced to the Company in full but are earned over a 60-month period contingent on meeting monthly reporting requirements related to usage of the qualified emissions-reducing mobile equipment.

The second grant of $110,000, consisting of $10,000 of real estate and $100,000 cash, was awarded by a local economic development corporation as a business incentive. The grant proceeds were advanced to the Company in full but are earned over a 60-month period contingent on meeting annual reporting requirements related to providing employment of the local workforce.

Note 8 — Commitments

The Company leases office space and has contracted for various sand and gravel leases and consulting services.

See accountant’s review report.

ALBERTA INVESTMENTS, INC.

Notes to Consolidated Financial Statements — (Continued)

Future minimum payments under these agreements for the years ending March 31 are as follows:

2007	$202,868
2008	95,834
2009	29,000
2010	29,000
2011 and thereafter	29,000

At March 31, 2006, several sand and gravel leases were being renegotiated and are not included in the future minimum payments. The Company expects the renegotiations to be resolved during the current period.

Note 9 — Income Taxes

Deferred income taxes are provided on items that are recognized for financial reporting in different periods than for income tax reporting. A valuation allowance is not considered necessary.

The items associated with deferred taxes are as follows at March 31:

	2006	2005

Current assets:
Inventory capitalization	$438,059	$461,578
Other expense items	85,586	80,287

	$523,645	$541,865

Non-current liabilities:
Property, plant and equipment	$9,435,845	$9,946,023
Sand and gravel reserves	656,143	686,724
Goodwill	1,675,562	1,675,562

	$11,767,550	$12,308,309

The provision for income taxes (benefit) is as follows:

	2006	2005

Federal:
Current	$1,427,138	$771,293
Deferred (benefit)	(105,121)	(228,953)

	$1,322,017	$542,340

See accountant’s review report.

ALBERTA INVESTMENTS, INC.

Notes to Consolidated Financial Statements — (Continued)

Reconciliations between the statutory tax rates for federal and state taxes and the Company’s consolidated effective tax rates at March 31, 2006 and 2005 are as follows:

	2006		2005
	Amount	Percent	Amount	Percent

Income tax at statutory rate on income from operations before income taxes	$1,426,024	34.0%	$529,159	34.0%
Domestic production activities deduction	(46,253)	(1.1)%	(23,049)	(1.5)%
Other nondeductible expenses	9,910	0.2%	9,909	0.6%
Prior year (over)/under-accrual	(68,211)	(1.6)%	30,946	2.0%
State income tax and other	547	0.0%	(4,625)	(0.3%)

	$1,322,017	31.5%	$542,340	34.8%

Note 10 — Related-Party Transactions

The management fees paid to the parent companies were $165,000 during the three months ended March 31, 2006 and $160,000 during the three month ended March 31, 2005.

Note 11 — Employee Savings Plan

The Company has an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers full-time employees. The Company contributes 2% of eligible compensation and matches employee contributions of up to 10% of compensation at a rate of 25%. The Company’s total contributions to the Plan were $133,681 during the three months ended March 31, 2006, and $114,841 during the three month ended March 31, 2005.

Note 12 — Capital Stock

Issued stock is comprised of:

Par Value and
Allocated
Paid-In Capital

Alberta Investments, Inc.:
Series A preferred stock, $.01 par value, 1,000 shares authorized, 330 shares issued and outstanding, with 20% voting control; 6% cumulative dividend on the redeemable amount, initially set at $33,000,000. Special dividends may be paid upon a change in control or after October 1, 2005, at the discretion of the directors. Such special dividends would reduce the redemption amount. The redemption amount will be increased by 11% of liquidation value in excess of the unpaid cumulative dividends. Shares may be redeemed after 20 years from the date of issue	$797,413
Series B common stock, $.01 par value, 500 shares authorized, 15 shares issued and outstanding with 80% voting control	652,429

1,449,842
Alliance Haulers, Inc.:
Common stock, $1 par value, 1,000,000 share authorized, 1,000 shares issued and outstanding	1,000

$1,450,842

See accountant’s review report.